UNITED  STATES
                     SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON,  D.C.  20549

                              --------------------
                                   FORM  8-K

                                CURRENT  REPORT

     PURSUANT  TO  SECTION  13  OR  15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


    Date  of  Report  (Date  of  earliest  event  reported):   October 9, 2000
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                       Creative Host Services, Inc.
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          (Exact  name  of  registrant  as  specified  in  its  charter)

                                   California
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                (State  or  other  jurisdiction  of  incorporation)

             O00-22845                                      33-1069494
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    (Commission File Number)                   (IRS Employer Identification No.)

                          6335 Ferris Square, Suite G-H
                           San Diego, California 92126
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                  (Address of principal executive offices)   (Zip  Code)

                                 (619) 587-7300
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           Registrant's  telephone  number,  including  area  code:

                               Not applicable
                        ---------------------------------
                     (Former  name,  address  and  telephone  number)

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ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

     (a) On October 9, 2000, Creative Host Services, Inc. ("CHST") completed the closing of the acquisition of Gladco Enterprises, Inc. ("Gladco"), a company located in Pittsburgh, Pennsylvania that currently manages concessions in four airports.

     CHST completed the acquisition of Gladco in accordance with the terms of a Purchase Agreement (the "Purchase Agreement"). In accordance with the Purchase Agreement, CHST acquired 100% of the stock of Gladco, HLG Acquisition Corporation, a Pennsylvania corporation and an affiliate of Gladco and HLG Franchise Marketing Company, a Pennsylvania limited partnership and an affiliate of Gladco, from Edwin L. Klett, Louis Coccoli, Jr., Herbert H. Gill and the Virgil A. Gladieux Marital Trust (collectively, the "Sellers") in consideration for an aggregate amount equal to $7,000,000 (subject to adjustments as set forth in the Purchase Agreement), payable as follows: (i) $300,000 in cash which had been prepaid as a deposit, (ii) the payment of all outstanding principal and accrued interest of, or assumption of obligations under, liabilities as set forth in the Purchase Agreement which were not in excess of $2,500,000;
(iii) the issuance of shares (the "Shares") of CHST common stock equal to $500,000 divided by the average of the closing prices of CHST Stock on the Nasdaq Small Cap exchange for each of the thirty trading days ending two days prior to closing of the transaction (this resulted in an average price of $7.18, which resulted in 69,638 shares issued); and approximately $3.7 million in cash. CHST agreed to register the Shares on Form S-3. The total issued shares to the Sellers was approximately 0.1% of the issued and outstanding stock of CHST immediately after the acquisition.

     CHST also agreed to permit the Sellers to elect, by written notice to CHST, to require CHST to repurchase the shares when they are freely tradeable and registered at a price equal to the per share issuance price times the number of shares repurchased.

     CHST also agreed to adjust the purchase price at any time up to one year from closing by (i) $280,000 upon execution of a definitive lease, sub-lease or other operating agreement with respect to each of the two retail sites and commercial operations at the Newark, New Jersey International Airport; (ii) $295,000 upon execution of a definitive lease, sub-lease or other operating agreement with respect to each of the two retail sites and commercial operations at the Harrisburg, Pennsylvania International Airport; and $120,000 upon execution of a definitive lease, sub-lease or other operating agreement with respect to each of the two retail sites and commercial operations at the Rensselaer Railroad Station in Albany, New York.

     CHST agreed to employ Coccoli in an executive capacity and as President of Gladco.

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     The  consideration  exchanged  pursuant  to  the  Acquisition Agreement was negotiated between Gladco and CHST.

     In evaluating Gladco as a candidate for the acquisition, CHST Services used criteria such as the value of the airport concession assets of Gladco, its airport relationships, and its history with the various airport operations. Creative Host Services determined that the consideration for the merger was reasonable.

    CHST obtained the funds for the acquisition of Gladco by the sale of approximately $2,500,000 in 7% Convertible Debentures due September 26, 2003 (the "Debentures") to GCA Strategic Investment Fund Limited. The purchase price of the Debentures was 95% of the principal amount, or $2,375,000. The Debentures are convertible at the lower of 110% of the volume weighted average sales price of CHST common stock on the day immediately preceding closing or 85% of the five lowest volume weighted average sales prices of the CHST common stock during the 25 days immediately preceding the date of a notice of conversion. CHST also issued 125,000 warrants to purchase CHST common stock to GCA Strategic Investment Fund at an exercise price of 102% of the closing bid price on the day immediately preceding the Closing Date. CHST agreed to register the shares of common stock issuable upon conversion of the Debentures and the shares issuable upon exercise of the warrants on Form S-3. The agreements provide certain negative covenants requiring compliance with terms by CHST and are adjustable upon certain events.

      As part of the financing by GCA Strategic Investment Fund, CHST negotiated for and obtained the right to pay off the GCA investment through alternative financings. CHST presently intends to seek to repay the GCA investment no later than the end of October 2000.

        (b) CHST intends to continue the historical businesses and proposed businesses of Gladco.

    Gladco Enterprises, Inc. ("Gladco") is a Pittsburgh-based hospitality and service company with $10.5 million in annual revenues, that operates food and beverage concessions in four international airports, including Pittsburgh International; Atlantic City International; Albany International, in New York; and M.B.S. International in Freeland, Michigan. The Company operates 22 individual concessions within those airports. Those concessions, combined with CHST's current concessions, give the combined companies locations in a total of 25 airports nationally, and approximately 95 overall concessions within those airports. The Gladco acquisition also improves each company's available co-branding product mix.

    The Creative Host/Gladco business combination is both strategic and synergistic, providing an experienced management team, heightened East Coast presence, and creates an infrastructure that provides efficient management, setting the stage for additional growth both internally and through acquisition. With the Company's ability to raise equity, combined with years of experience of Mr. Coccoli and Mr. Ali, it may open up the doors for further opportunities.

     Upon completion of the acquisition, GladCo became a wholly-owned subsidiary of CHST, with no noticeable change to any of GladCo's storefronts, method of operation or GladCo's current management team, led by 30-year industry veteran, Louis Coccoli, Jr., who will remain President of GladCo. Through the acquisition, CHST quickly enhanced its presence on the East Coast through representation by GladCo's corporate office in Pittsburgh.

     GladCo currently manages concessions in four airports, including Pittsburgh International; Atlantic City International; Albany International, in New York; and M.B.S. International, located in Freeland, Michigan. The Company has also signed a letter of intent for two store locations in the Newark, New Jersey International Airport, with projected annual sales of more than $3.7 million. In addition to its own signature facilities, GladCo operates several national brands, including Schlotzky's Deli, Hot Licks Bar & Grill and Samuel Adams Brew Pub, and has an exclusive agreement with Yuengling Brewery, the oldest brewery in the United States.

    The combined Companies will realize the benefits of having East Coast and West Coast offices, providing geographically appealing management, operations consolidation, additional industry contacts and clout, and creativity enhancements from combined co-branding and airport concessions experience. As a Company, Gladco has focused its bids to include bar and lounge services that return higher margins than typical food service concessions, which compliments CHST's existing operations.

    Creative Host Services, Inc./ Gladco Enterprises, Inc. are engaged in the business of acquiring, managing and operating airport concessions such as food and beverage, news and gift, and other concessions throughout the United States. In addition, the Company also provides in-flight catering to certain national airlines at 9 of its airport locations and also manages Airline Clubs. Six of the Company's 95 operating concessions are food-courts, each consisting of several food and beverage restaurants that are located within each court. If the various food courts were separated and counted as individual concessions, Creative Host/Gladco operate approximately 95 concessions overall. To simplify accounting, the Company counts these food-courts as one concession. Creative Host Services, Inc. enjoys co-branding relationships with several national and regional companies such as Carl's Jr., Schlotzky's Deli, TCBY Yogurt, Samuel Adams Brew Pubs, Mrs. Fields Cookies, Pretzelmaker, Nathan's Famous Hotdogs, and Hot Licks Bar & Grill.


ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP

     Not  applicable

ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     Not  applicable.

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ITEM  5.  OTHER  EVENTS

     Not  applicable.

ITEM  6.  RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

        Not  applicable.

ITEM  7.  FINANCIAL  STATEMENTS

        The financial statements of Gladco for the fiscal years ending December 31, 1998 and 1999 and for the six months ended June 30, 2000 will be provided within the time periods required under Form 8-K. Pro forma financial statements will also be provided at such time.

ITEM  8.  CHANGE  IN  FISCAL  YEAR

        Not  applicable.

EXHIBITS

2.1. Purchase Agreement between Creative Host Services, Inc. and Edwin L. Klett, Louis Coccoli, Jr., Herbert H. Gill and the Virgil Gladieux Marital Trust dated as of September 28, 2000

4.1 Securities Purchase Agreement, dated as of September 26, 2000, between Creative Host Services, Inc. and GCA Strategic Investment Fund Limited

4.2 Convertible Debenture, dated as of September 26, 2000, issued by Creative Host Services, Inc. to GCA Strategic Investment Fund Limited

4.3 Warrant, dated as of September 26, 2000, issued by Creative Host Services, Inc. to GCA Strategic Investment Fund Limited

4.4 Registration Rights Agreement, dated as of September 26, 2000, between Creative Host Services, Inc. and GCA Strategic Investment Fund Limited

4.5 Escrow Agreement, dated as of September 26, 2000, between Creative Host Services, Inc., GCA Strategic Investment Fund Limited and The Law Offices of Kim T. Stephens.

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                                SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CREATIVE HOST SERVICES, INC.

                                            By  /s/  Sayed Ali
                                              ----------------------------------
                                              President
Date:  October 22, 2000

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